                          BERNSTEIN & WASSERMAN, LLP
                               ATTORNEYS AT LAW
                               950 THIRD AVENUE
                            NEW YORK, NY 10022-2705
Hartley T. Bernstein
Steven F. Wasserman                 -----
Alan N. Forman
                            TELEPHONE (212) 826-0730
       -----
                           TELECOPIER (212) 371-4730
Stewart E. Eichner
Peri Erlanger**
Anjanette Gold
Barry R. Lax
Stuart Neuhauser
Edward M. Slezak*

      -----
                                                        February 24, 1997

*  Also Member of New Jersey Bar
** Also Member of Massachusetts Bar



Board of Directors
Superior Supplements, Inc.
270 Oser Avenue
Hauppauge, New York 11788


              Re:      Superior Supplements, Inc.
                       Registration Statement on Form SB-2
                       ------------------------------------------

Gentlemen:

         We have acted as counsel for Superior Supplements, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement (the "Registration Statement") on Form SB-2, File No. 333-9761, under the Securities Act of 1933, relating to the public offering (a) by the Company of 250,000 units (the "Units"), each consisting of two (2) shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock") and two (2) Class A Redeemable Common Stock Purchase Warrants (the "Class A Warrants"), and (b) by a selling stockholder (the ("Selling Securityholder") of 250,000 Units, each of which is identical to the Units offered by the Company (the "Selling Securityholder's Securities"). The offering also involves the grant by the Selling Securityholder to the Underwriters of an option to purchase an additional 75,000 of such Units to cover over-allotments in connection with the offering and the sale by the Company to the Underwriter of an option (the "Unit Purchase Option") to purchase up to 50,000 of such Units.

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, drafts of the Underwriting Agreement relating to the offering of the Units, drafts of the Warrant Agreement and Unit Purchase Option, draft forms of certificates representing the Common Stock and the Class A Warrants, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions as we have deemed necessary to form the basis of the opinion expressed below. In such examination, we have assumed the genuiness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

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BERNSTEIN & WASSERMAN, LLP

Board of Directors
February 24, 1997
Page 2

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         Based on the foregoing, we are of the opinion that:

         1. All shares of Common Stock included in the Units have been duly authorized and, when issued and sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

         2. The Class A Warrants and the Unit Purchase Option have been duly authorized and, when issued and sold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

         3. The shares of Common Stock and Class A Warrants included in the Selling Securityholder's Securities have been duly authorized, validly issued, fully paid and nonassessable; and, when sold in accordance with the Registration Statement will continue to be duly authorized, validly issued, fully paid and nonassessable.

         4. The shares of Common Stock issuable upon exercise of the Class A Warrants, the Unit Purchase Option and the Class A Warrants included in the Selling Securityholder's Securities have been duly authorized and reserved for issuance and, when issued in accordance with the terms of the Class A Warrants, the Unit Purchase Option or the Class A Warrants included in the Selling Securityholder's Securities, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable.

         We hereby consent to be named in the Registration Statement, the Prospectus and the Selling Securityholder Prospectus as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           BERNSTEIN & WASSERMAN, LLP

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